Policy Change Application Part 1 Underwriting Required Individual Life Insurance	[	]

Minnesota Life Insurance Company - [a Securian Financial company]

[Executive Benefits] • [400 Robert Street North • St. Paul, Minnesota 55101-2098]

A. Insured Information

Policy number
Insured name (last, first, middle)
Driver’s license number	State of issue		Expiration date
Money submitted with application (make all checks payable to Minnesota Life)		Effective date of change
☐ Current date
$		☐ Specific date (indicate mm/yy and reason)
☐ Receipt given
Primary telephone number		Birthplace (state or, if outside the U.S., country)
Occupation		Years in occupation
Earned income	Unearned income	Total net worth	Liquid net worth

B. Owner Information

(Complete only if the owner is different than the insured)

Name (last, first, middle)	Telephone number

C. Address and E-mail Adjustments

☐ Change owner home address and/or	☐ e-mail address

☐ Change insured’s home address (if different than owner) and/or	☐ e-mail address

☐ Add/change mailing address (check one):

☐ Secondary Addressee - The address listed below will receive notice of overdue premium or pending lapse.

☐ Billing address - All premium notices will be sent to the address below.

☐   Special mailing address - The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice.

Name (last, first, middle)
Address		Apartment or unit number
City	State	Zip

D. Face Amount Adjustments

☐ Change base face amount: $

[Securian Financial is the marketing name for Minnesota Life Insurance Company.]	[ ]
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E. Premium and Billing Information

 Premium Adjustment

☐	Change total annual planned premium amount: $

 Payment Method

[ ☐	Annual	☐	Monthly Electronic Funds Transfer (EFT/APP) plan number:________ (If new plan, submit EFT/APP Authorization)

☐	Semiannual	☐	List Bill (If new plan, submit List Bill form)

☐	Quarterly	☐	Premium Deposit Account (PDA) (IRS Form W-9 is required)]

 Additional Premium

Amount $_____________	☐ Increase face	☐ Do not increase face

 Source of Funds

[ Indicate below how the policy(ies) will be funded. Select all that apply:

Assets/Income	Qualified Assets

☐ Earnings	☐ Employer sponsored qualified retirement plan (401(k) plan, pension plan)

☐ Existing insurance	☐ IRA (Including Roth IRA and Individual Retirement Annuities)

☐ Gift/Inheritance	☐ Non-Governmental 403(b) plan

☐ Non-qualified retirement plan	☐ Section 457 plan

☐ Sale of investments	☐ Governmental or non-electing church qualified retirement plan

☐ Savings	☐ Governmental or ministers 403(b) plan

☐ Non-qualified annuity	☐ Other

☐ Home Equity

☐ Loan

]

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

F. Partial Surrenders

☐ Partial surrender to cash: $ or ☐ max amount

☐ Partial surrender to eliminate policy loan (dividend additions and accumulations will be surrendered first)

The death benefit amount will be reduced.

To maintain current face amount, check below (underwriting is required):
☐ Maintain face amount

If a correct Social Security or Tax ID number is not provided, the IRS requires Minnesota Life to withhold 10% of any taxable gain, irrespective of the withholding election. This applies to all partial surrenders and loan eliminations with a taxable gain. Complete withholding section, and enter Social Security number and tax ID number below.

☐ Yes, I elect withholding

☐ No, I do not elect withholding

Owner’s Social Security number/tax ID number

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G. Reinstatement

☐ Reinstate

I understand that this application will be attached to and considered part of the policy to which it applies. Also, I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

H. Other Adjustments

☐ Change death benefit option to (if available):

☐ Level/cash	☐ Increasing/protection	☐ Sum of premiums

The increasing/protection death benefit option generally requires underwriting. If changing from level/cash death benefit option, the face amount will decrease. To maintain current face amount, check below (underwriting is required):

☐ Maintain Face Amount

☐ Improve risk class:
☐ Maintain current annual premium	☐ Reduce current annual premium

☐ Add Non-Smoker/Non-Tobacco Designation (does not require a face increase)

I understand that a material misrepresentation, including but not limited to, statements regarding my smoker status or tobacco use, may result in the cancellation of insurance and non-payment of any claim.

Has the proposed insured smoked cigarettes in the past 12 months?	☐ Yes	☐ No

Has the proposed insured ever smoked cigarettes?	☐ Yes	☐ No

If yes, complete the table below.

Current smoker	Past smoker	Packs per day	Date last cigarette smoked (mm,dd,yy)
☐	☐

Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes, in any form, in the last 12 months?	☐ Yes	☐ No

Has the proposed insured ever used tobacco or nicotine of any kind, other than cigarettes, in any form?	☐ Yes	☐ No

If yes, complete the table below.

What type	Current user	Past user	How much	Date of last use (mm,dd,yy)
	☐	☐

I. Systematic Distributions (For Universal Life Products Only)

☐ Partial surrender

 ☐  Partial surrender to basis then loans - select loan type for products that offer fixed interest rate loans, indexed interest rate loans and variable interest rate loans. (Defaults to fixed interest rate loan if none selected.)

☐ Fixed loan interest rate	☐ Indexed loan interest rate	☐ Variable loan interest rate

 Amount of distribution $_________________ Start date of distributions ________________

 Frequency: ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly

 Distribution day: 1st through 28th ________________

J. Additional Agreements (Select only those agreements available on the products applied for)

☐ Maintain Current Annual Premium ☐ Change Current Annual Premium Accordingly	ADD	REMOVE	CHANGE AMOUNT	NEW AMOUNT
[ Premium Deposit Account Agreement (Submit IRS form W-9)	☐	☐
Other:

Other:

Other:					]
[ ]

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K. In Force, Pending and Replacement

Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA).

Excluding this policy, does the proposed insured have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.	☐ Yes ☐ No

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.	☐ Yes ☐ No

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

[In Force and Pending

Full Company Name	Amount	Year Issued	Product Type	The Policy is	Type	Type	Will it be Replaced?
			☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
			☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
			☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
			☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
			☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
			☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
			☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
			☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No
			☐ Annuity	☐ In Force	☐ Individual	☐ Personal	☐ Yes
☐ Pending
			☐ Life	☐ Pending w/ money submitted	☐ Group	☐ Business	☐ No]

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L. Suitability

[1.	Is this policy in accordance with the owner’s insurance objectives and anticipated financial needs?	☐ Yes	☐ No

2.	Has the representative discussed with the owner: the need for the policy, the ability to continue to pay premiums and whether the policy is suitable for the proposed owner?	☐ Yes	☐ No

3.	Will the owner and/or beneficiary, and/or any individual or entity on the owner’s behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future, a percentage of the death benefit, or otherwise as an inducement for this policy?	☐ Yes	☐ No
[			]
4.	Has the owner been involved in any discussion about the possible sale or assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner’s behalf? If yes, provide details and a copy of the applicable entity’s controlling documents.	☐ Yes	☐ No

5.	Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms.	☐ Yes	☐ No

6.	Has the proposed insured had a life expectancy report or evaluation done by an outside entity or company? If yes, explain why the expectancy report was obtained.	☐ Yes	☐ No

7.	Has the owner previously sold or assigned, or is in the process of selling or assigning a life insurance policy on the proposed insured to a life settlement, viatical or secondary market provider? If yes, provide details.	☐ Yes	☐ No

]

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M. Insured Underwriting Information
[1.	Is the insured a U.S. citizen?	☐ Yes	☐ No

If no, citizen of

Indicate visa type

2.	Does the insured plan to travel or reside outside the U.S. in the next two years?	☐ Yes	☐ No

If yes, complete a Foreign Travel Questionnaire.

3.	Has the insured within the last five years, or does the proposed insured plan, within the next two years, to engage in piloting a plane?	☐ Yes	☐ No

If yes, complete the Military and Aviation Statement.

4.	Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding or motor sports? If yes, complete the Sports and Avocation Statement.	☐ Yes	☐ No

5.	Is the insured in the Armed Forces, National Guard, or Reserves? If yes, complete the Military and Aviation Statement.	☐ Yes	☐ No

6.	Has the insured applied for insurance within the last six months? If yes, provide details below (number of applications and face amounts, etc.).	☐ Yes	☐ No

7.	Has the insured applied for life insurance in the past five years that was declined or rated? If yes, provide details below.	☐ Yes	☐ No

8.	Has the insured, within the past five years, been convicted of a driving while intoxicated violation, had a driver’s license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below.	☐ Yes	☐ No

9.	Except for traffic violations, has the insured ever been convicted of a misdemeanor or felony? If yes, provide dates and details below.	☐ Yes	☐ No

]

[ N. Additional Remarks

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